SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JUNE 11, 2001

e-MedSoft.com

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	84-1037630 (I.R.S. employer identification number)

Commission file number: 1-15587

1330 Marsh Landing Parkway, Suite 106
Jacksonville, Florida 52250
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (904) 543-1000

Not Applicable
(Former name or former address, if changed since last report)

Item 1.	Changes in Control of Registrant

Not Applicable

Item 2.	Acquisition or Disposition of Assets

Not Applicable

Item 3.	Bankruptcy or Receivership

Not Applicable

Item 4.	Changes in Registrant’s Certifying Accountant

Not Applicable

Item 5.	Other Events and Regulation FD Disclosure

      As reported on April 11, 2001, the Company entered into a Settlement Agreement and Mutual Releases dated as of March 19, 2001 with PrimeRx.com, Inc., Network Pharmaceuticals, Inc., PrimeMed Pharmacy Services, Inc. and the other shareholders of PrimeRx. The purpose of the Settlement Agreement was to resolve all the outstanding disputes among the parties by specifying the responsibility for certain obligations among the parties, allocating the ownership of Network with the principal shareholders of PrimeRx and the ownership of PrimeRx with e-MedSoft.com. After this exchange of ownership interests, the Company would own an 89% interest in PrimeRx. In addition, it was contemplated in the Settlement Agreement that the Company would continue to manage the operations of Network Pharmaceuticals on revised terms and conditions that permit the continued consolidation of the financial statements and result of operations of Network with those of the Company.

      While certain aspects of the Settlement Agreement were effectively consummated on March 26, 2001, such as effective delivery of mutual general releases, delivery to the Company of certificates representing approximately 29% of the outstanding shares of PrimeRx and delivery of the remaining shares of PrimeRx into escrow, other aspects of the transaction are subject to fulfillment of certain conditions. Among these conditions are the release of the shares of Network by a commercial bank that is holding such shares as collateral for a loan. In addition, the parties have continued to negotiate the terms of a new management services agreement whereby the Company would continue to provide management services to Network on revised terms and conditions that are consistent with the Settlement Agreement and that would permit consolidation of Network’s results of operations with those of the Company.

      Until the restructuring of the relationship with PrimeRx is consummated by a final exchange of PrimeRx shares and Network shares as contemplated in the Settlement Agreement and a determination as to whether a new management services agreement with Network can be agreed upon on such terms as to permit the consolidation of Network with the Company, we are unable to confirm, among other items, our ability to consolidate the results of operations of Network with ours on a going-forward basis or the financial impact of the restructuring contemplated in the Settlement Agreement on our financial condition and results of operations.

Item 6.	Resignations of Registrant’s Directors

Not Applicable

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements

Not Applicable

(b)	Pro Forma Financial Information

                             Proforma financial information will be filed by amendment on or before the 60th day from the date a current report on Form 8-K is required to be filed covering any closing of the restructuring of the arrangement with PrimeRx.

(c)	Exhibits

Item 8.	Change in Fiscal Year

Not Applicable

Item 9.	Regulation FD Disclosure

Not Applicable

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-MEDSOFT.COM (Registrant)

Date: June 11, 2001	By:	/s/ John Andrews John Andrews President and Chief Executive Officer

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